                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 EVEREN CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           EVEREN CAPITAL CORPORATION
                              77 West Wacker Drive
                          Chicago, Illinois 60601-1694

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 1998

                                                                  March 31, 1998

To the Holders of Common Stock of
EVEREN Capital Corporation:

    The Annual Meeting of Holders of Common Stock of EVEREN Capital Corporation ("EVEREN") will be held in the 22nd floor conference room of EVEREN's corporate headquarters at 77 West Wacker Drive, Chicago, Illinois 60601 on Monday, May 11, 1998 at 8:30 a.m. Chicago time for the following purposes:

    (1) To elect nine (9) Directors, each to serve until the next annual meeting of stockholders or until his successor is elected and qualified;

    (2) To ratify the appointment of Deloitte & Touche LLP as EVEREN's independent accountants for 1998;

    (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has determined that only stockholders of record of EVEREN's Common Stock as of the close of business on March 16, 1998 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Janet L. Reali
                                          SENIOR EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

                           EVEREN CAPITAL CORPORATION
                              77 West Wacker Drive
                          Chicago, Illinois 60601-1694

                      PROXY STATEMENT DATED MARCH 31, 1998
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1998

                              GENERAL INFORMATION

    This proxy statement is being used in connection with the solicitation of proxies on behalf of the Board of Directors for use at the annual meeting of stockholders of EVEREN Capital Corporation ("EVEREN") on May 11, 1998. Only the holders of EVEREN's Common Stock, $.01 par value ("Common Stock"), are entitled to vote at the annual meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to stockholders on or about March 31, 1998.

    Proxy cards properly executed and received prior to the time of the annual meeting will be voted as directed. If a properly executed proxy card is received, but no direction is made, the proxy will be voted "FOR" any proposal for which no direction is indicated. Although a stockholder may have submitted a proxy, such stockholder may vote in person at the annual meeting if he or she desires. A stockholder voting by means of the enclosed proxy card has the power to revoke it at any time before it is exercised by delivering a written notice of revocation or a duly executed proxy bearing a later date to the corporate secretary of EVEREN at the address of EVEREN set forth above. Stockholders can also revoke a proxy by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

    Only holders of record as of the close of business on March 16, 1998, the record date for the determination of stockholders entitled to vote at the annual meeting, will be entitled to vote at the meeting. As of that record date, there were 17,411,900 shares of EVEREN's Common Stock issued and outstanding. Each share of Common Stock issued and outstanding on the record date entitles the holder to one vote on each matter to be acted upon at the annual meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the annual meeting.

    The expenses in connection with the solicitation of proxies will be borne by EVEREN. Solicitation will be made by mail, but may in some cases also be made by telephone or personal call by officers, directors or regular employees of EVEREN who will not be specially compensated for such solicitation. EVEREN may request brokerage houses and other nominees or fiduciaries to forward copies of EVEREN's proxy material and Annual Report to beneficial owners of stock held in their names, and may reimburse them for reasonable out-of-pocket expenses incurred in so doing. EVEREN has retained D.F. King & Co., Inc. to assist in distributing proxy material and Annual Reports to such brokerage houses and other nominees or fiduciaries for a fee not to exceed $750, plus reasonable expenses.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

    On March 4, 1998, the Board of Directors increased the number of directors of EVEREN from six to nine. All six of the incumbent directors have been nominated to stand for re-election. In addition, the Board of Directors, at the recommendation of the Nominating Committee, nominated Donald P. Jacobs, Samuel
K. Skinner and Donna F. Tuttle to stand for election to fill the newly-created directorships. If elected, all nine shall hold office until the 1999 annual meeting of stockholders of EVEREN, or until their respective successors have been elected and qualified.

    The persons named on the enclosed proxy card (James R. Boris, Janet L. Reali and Stanley R. Fallis) have agreed to represent stockholders submitting properly executed proxy cards and to vote FOR the election of the nine nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors, if any one or more of the nominees shall not be available for election, the persons named on the proxy card have agreed to vote for the election of such other nominees as may be proposed by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NINE NOMINEES.

    The names of the nine nominees for election at this annual meeting and the principal occupations of all such persons during the past five years are as follows:

            DIRECTOR                                                 BIOGRAPHY
---------------------------------  ------------------------------------------------------------------------------
JAMES R. BORIS...................  James R. Boris has been Chairman of the Board and Chief Executive Officer of
Age 53                              EVEREN since its inception in May 1995. Mr. Boris is Chairman of the Board
Director since 1995                 and Chief Executive Officer of EVEREN Securities, Inc. (a wholly-owned subsidiary of EVEREN) and has held such positions since January 1990. From
                                    January 1994 until September 1995, he was also an Executive Vice President of
                                    Kemper Corporation. From January 1990 until September 1995, he served on the board of directors of Kemper Financial Companies, Inc. and the boards of its major subsidiaries.

WILLIAM T. ESREY.................  William T. Esrey has been Chief Executive Officer of Sprint Corporation since
Age 58                              1985 and Chairman since 1990. He was also President of Sprint from 1985 until
Director since 1995                 February 1996. He serves on the boards of Sprint, The Equitable Life
                                    Assurance Society of the United States, Duke Energy Corporation and General
                                    Mills, Inc.

DONALD P. JACOBS.................  Donald P. Jacobs has been the Dean of the J. L. Kellogg Graduate School of
Age 70                              Management since 1975 and was named the Gaylord Freeman Distinguished
Director Nominee                    Professor of Finance at Northwestern University in 1979. He is also a director of Unicom Corporation and its subsidiary, Commonwealth Edison
                                    Company, The First National Bank of Chicago, a subsidiary of First Chicago
                                    NBD Corporation, Hartmarx Corporation, Security Capital Industrial Trust,
                                    Unocal Corporation and Whitman Corporation.

JACK KEMP........................  Since 1993, Jack Kemp has been a co-director of Empower America, a public
Age 62                              policy and advocacy organization he co-founded in 1993. Prior to founding
Director since 1997                 Empower America, Mr. Kemp served for four years as Secretary of the U.S.
                                    Department of Housing and Urban Development. He received the Republican
                                    Party's nomination for Vice President in August 1996. In 1995 he was named chairman of the National Commission on Economic Growth and Tax Reform. Mr.
                                    Kemp also serves on the boards of American Bankers Insurance Group, Inc.,
                                    Carson Products Co., Oracle Corp. and Proxicom, Inc.

HOMER J. LIVINGSTON, JR..........  Homer J. Livingston, Jr. was Chief Executive Officer of The Chicago Stock
Age 62                              Exchange from January 1993 until he retired in May 1995, following a 30-year
Director since 1995                 career in the commercial and investment banking fields. Mr. Livingston previously served as Chairman and Chief Executive Officer of The Livingston
                                    Financial Group, a firm he started in 1988, that specialized in commercial bank restructuring. Mr. Livingston serves as a board member of the Peoples
                                    Energy Corporation and American National Can Company.

            DIRECTOR                                                 BIOGRAPHY
---------------------------------  ------------------------------------------------------------------------------
STEPHEN G. MCCONAHEY.............  Stephen G. McConahey has been President and Chief Operating Officer of EVEREN
Age 54                              since its inception in May 1995. Mr. McConahey is President and Chief
Director since 1995                 Operating Officer of EVEREN Securities, Inc. and has held such positions since January 1994. He was Senior Vice President for Corporate and
                                    International Development of Kemper Corporation from 1990 through December
                                    1993. He was also Executive Vice President (Corporate and International
                                    Development) of Kemper Financial Services, Inc. from 1988 through December
                                    1993 and Senior Vice President of Kemper Financial Companies, Inc. from 1990 through 1993. Mr. McConahey is also a member of the Board of Trustees of AMLI
                                    Residential Properties Trust, a publicly-traded real estate investment trust that invests in multi-family properties, and is an individual general partner of Boettcher Venture Capital Partners, L.P.

SAMUEL K. SKINNER................  Samuel K. Skinner is retiring March 31, 1998 after serving since February 1993
Age 59                              as President of Commonwealth Edison Company (one of the nation's largest
Director Nominee                    electrical utilities) and since 1994 as President of its holding company,
                                    Unicom Corporation. He is also retiring as a director of both corporations.
                                    He was General Chairman of the Republican National Committee from August 1992 to January 1993, and Chief of Staff to the President of the United States
                                    from December 1991 to August 1992. Mr. Skinner is also a director of ANTEC
                                    Corporation, The LTV Corporation, Midwest Express Holdings, Inc. and Union
                                    Pacific Resources Group, Inc. He also serves as a member of The Broken Hill
                                    Propriety Corporation (BHP) Advisory Council.

WILLIAM C. SPRINGER..............  William C. Springer is Executive Vice President of H.J. Heinz Company. He has
Age 58                              also held the title of President and Chief Executive Officer for Heinz U.S.A.
Director since 1995                 since 1989. In 1992, he was appointed President of Heinz North America, responsible for Heinz Canada and Heinz U.S.A. Additionally, in September of
                                    1993, he was elected to the board of directors of H. J. Heinz Company. In
                                    1997, he assumed responsibility for the Weight Watchers International operations of Heinz.

DONNA F. TUTTLE..................  Donna F. Tuttle has been President of Korn Tuttle Capital Group, a Los
Age 50                              Angeles, California investment consulting firm, since March 1992. From
Director Nominee                    January 1990 to March 1992, Ms. Tuttle was Chairman and Chief Executive
                                    Officer of Ayer Tuttle, a division of an international advertising agency.
                                    From January 1988 to January 1989, Ms. Tuttle served as U.S. Deputy Secretary of Commerce. Ms. Tuttle is also a director of Hilton Hotels Corp. and Phoenix
                                    Duff & Phelps Corporation.

                         BOARD OF DIRECTORS COMMITTEES

    COMPOSITION.  There are presently four standing committees of the Board of
Directors: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, although the Board of Directors may, from time to time, establish other committees. During 1997, six Board meetings, and no Executive Committee, four Audit Committee, four Compensation Committee and two Nominating Committee meetings were held.

    EXECUTIVE COMMITTEE. The Executive Committee has the authority, in the intervals between meetings of the Board of Directors, to exercise all of the authority of the Board of Directors (including the power to declare dividends and approve mergers and consolidations pursuant to Section 253 of the Delaware General Corporation Law ("DGCL")), except for those matters that the DGCL or EVEREN's Restated Certificate of Incorporation reserves to the full Board of Directors. The Executive Committee is comprised of Mr. Boris (Chairman) and Messrs. Livingston and McConahey.

    AUDIT COMMITTEE. The Audit Committee reports to the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of EVEREN and its subsidiaries (together the "Company"). The Audit Committee has general responsibility for oversight of financial controls, as well as the Company's accounting and audit activities. The Audit Committee annually reviews the qualifications of the independent auditors. The Audit Committee is composed entirely of outside directors who are not now, and have never been, officers of the Company. The Audit Committee consists of Mr. Livingston (Chairman) and Messrs. Esrey, Kemp and Springer.

    COMPENSATION COMMITTEE. The Compensation Committee is responsible for administering all of the Company's employee benefit and compensation plans. The Compensation Committee establishes corporate policy and programs with respect to the compensation of officers and employees of the Company, including establishing compensation programs, policies and practices, such as salary, cash incentives, long-term incentive compensation, stock purchase and other programs and making grants under such plans. No member of this committee will receive an award or payment under any employee plan, other than as described below. See "Compensation of Directors." The Compensation Committee is composed entirely of outside directors who are not now, and have never been, officers of the Company. The members of the Compensation Committee are Mr. Esrey (Chairman) and Messrs. Kemp, Livingston and Springer.

    NOMINATING COMMITTEE. The Nominating Committee considers and makes recommendations to EVEREN's Board of Directors with respect to the size and composition of the Board of Directors and Board committees and with respect to potential candidates for membership on the Board of Directors. Members of the Nominating Committee must be non-employee directors, and this committee is currently comprised of Mr. Springer (Chairman) and Messrs. Esrey, Kemp and Livingston.

    The Nominating Committee will consider nominees for director recommended by stockholders who (i) are entitled to vote at a meeting of stockholders; (ii) comply with EVEREN's By-laws provisions summarized below; and (iii) are stockholders of record at the time the required notice is delivered to the Secretary of EVEREN. EVEREN's By-laws require that notice of a nominee to be proposed by a stockholder for election at an annual meeting must be delivered to the Secretary of EVEREN at EVEREN's principal executive offices not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting. The notice must include all information relating to the stockholder's nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee's written consent to be named in the proxy statement as a nominee and to serve as a director if elected). The notice must also include the name and address of the stockholder submitting the proposed nominee as such information appears on EVEREN's stock records, and the class and number of shares of EVEREN stock owned by such person.

                           COMPENSATION OF DIRECTORS

    Directors who do not receive compensation as officers or employees of EVEREN are paid an annual retainer of $17,500, a fee of $2,500 paid in Common Stock for each meeting of the Board of Directors attended, and a cash fee of $1,000 for each committee meeting attended. The Compensation Committee is authorized to determine the amount of the annual retainer to be paid in Common Stock. Such directors are also reimbursed for reasonable travel and related expenses.

    EVEREN's 1995 Non-employee Directors Plan provides non-employee directors with incentives to improve EVEREN's performance by increasing their level of stock ownership and provides additional means of attracting and retaining non-employee directors through the issuance of Common Stock and the granting of non-qualified stock options. The 1995 Non-employee Directors Plan provides that, immediately following the date of each meeting of the Board of Directors, each non-employee director will receive a portion of his/her annual retainer in Common Stock. In addition, the 1995 Non-employee Directors Plan provides for an automatic grant of non-qualified stock options to purchase 1,500 shares of Common Stock following each annual meeting of stockholders. Participation in the 1995 Non-employee Directors Plan by non-employee directors is mandatory.

    The number of shares of Common Stock to be issued to each non-employee director for each board meeting is determined by dividing the per share fair market value of the Common Stock (as determined in good faith by the Board of Directors) into $2,500.

    A Non-Employee Directors' Voluntary Deferred Compensation Plan has been adopted which allows non-employee directors to voluntarily defer the receipt of any cash payment of fees for the then-current fiscal year by making an irrevocable election prior to the beginning of each calendar year. Fees deferred under this nonqualified deferred compensation plan are deferred over a stated period and are credited with interest at the end of each calendar year at a rate as determined by the Board of Directors.

    To foster the role of the EVEREN Foundation, non-employee directors may request the Foundation to make matching contributions of no more than $5,000 per calendar year to qualified charitable organizations.

                       COMPENSATION OF EXECUTIVE OFFICERS

    Prior to the purchase on September 13, 1995 by the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (the "KSOP") of 96.6% of the then outstanding Common Stock from Kemper Corporation (the "Buy-Out"), certain officers and employees of EVEREN participated in various compensation plans of Kemper Corporation ("Kemper"). The following tables set forth certain information regarding the compensation paid or accrued by EVEREN and Kemper to or for the account of the Chief Executive Officer and each of the four most highly compensated executive officers of EVEREN for services rendered in all capacities during EVEREN's fiscal years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                       -------------------------
                                                                                                AWARDS
                                                        ANNUAL COMPENSATION            -------------------------
                                              ---------------------------------------                   STOCK
                                                                        OTHER ANNUAL    RESTRICTED   UNDERLYING     ALL OTHER
                                                                        COMPENSATION   STOCK AWARDS    OPTIONS    COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR     SALARY($)   BONUS($)(1)      ($)(2)      ($)(3)(4)(5)   (#)(6)(7)      ($)(8)
---------------------------------  ---------  ----------  ------------  -------------  ------------  -----------  -------------
James R. Boris...................       1997  $  500,000  $  1,000,000   $    65,989   $    598,683     356,675    $    38,187
  Chairman of the Board and             1996     500,000     1,027,500        72,355        484,452      92,312      2,621,554
  Chief Executive Officer               1995     500,000     1,300,000       507,767      1,500,000      30,000        156,542

Stephen G. McConahey.............       1997     385,000       525,000        62,116        314,298     229,755         28,000
  President and                         1996     385,000       735,000        56,385        385,725      52,836      2,096,179
  Chief Operating Officer               1995     385,000       900,000       743,832      1,000,000      22,500         30,036

David M. Greene..................       1997     250,000       468,750        67,396         93,542      33,855         17,031
Senior Executive                        1996     250,000       431,250        52,576        183,439      32,316         32,491
Vice President                          1995     250,000       450,000       233,677              0      17,000         27,526

Thomas R. Reedy..................       1997     250,000       431,250        63,298        129,074      29,070         15,625
Senior Executive                        1996     250,000       375,000        37,994        167,239      31,230         32,151
Vice President                          1995     250,000       400,000       194,379              0      17,000         41,662

Stanley R. Fallis................       1997     250,000       300,000             0        119,737           0         13,281
Senior Executive                        1996     250,000       281,250        50,231        152,927      29,000         30,285
Vice President                          1995     168,750       300,000       457,953              0      15,000         20,793

----------

(1) For 1997, the amounts shown in this column reflect the annual incentive bonus paid after 25% of such bonus was mandatorily deferred, as well as any additional amount voluntarily deferred, under the 1996 Restricted Stock Incentive Plan. The 1996 Restricted Stock Incentive Plan is a broad-based equity compensation plan in which all bonus-eligible and commissioned employees may participate.

(2) For 1997, the amounts disclosed in this column include the taxable benefits of various incentive trips the named executive participated in during 1997. For 1995, amounts in this column include the value on the vesting date of restricted stock and phantom restricted stock units awarded by Kemper.

(3) Amounts shown include awards granted for performance in 1997 from mandatory deferral of 25% of 1997 annual incentive award under the provisions of the 1996 Restricted Stock Incentive Plan. Under this plan, 25% of any incentive award is mandatorily deferred in restricted shares of Common Stock priced at 80% of the average of the ten consecutive trading days ending January 15 of the year following the year to which the annual bonus relates. In lieu of the restricted Common Stock, participants in this plan may elect to purchase a calculated number of shares under a non-qualified stock option. Awards for 1997 have been valued for this table using closing prices of Common Stock on the dates of such awards. Shares granted for 1997 performance vest three years following grant and in accordance with the 1996 Restricted Stock Incentive Plan.

(4) The aggregate number and value of restricted shares of Common Stock held by persons named in this table as of December 31, 1997 (inclusive of shares awarded for 1997 performance) are as follows: Mr. Boris, 44,898 shares, $2,132,655; Mr. McConahey, 30,513 shares, $1,449,368; Mr. Greene, 13,265 shares, $630,088; Mr. Reedy, 13,382 shares, $635,645 and Mr. Fallis, 12,262 shares, $582,445.

(5) Dividends are paid on unvested restricted shares at the same rate as dividends paid on shares of Common Stock.

(6) Stock options displayed for 1997 relate to options granted under the EVEREN Capital Corporation 1995 Stock Plan, as well as options issued to each named executive from the mandatory, or additional voluntary, deferral of their 1997 annual incentive bonus under the 1996 Restricted Stock Incentive Plan. This table includes additional stock options that were awarded to Messrs. Boris and McConahey in February, 1997 as the result of the Compensation Committee's decision that the level of their beneficial ownership in EVEREN was below the level of ownership of other executives at competitor organizations. Stock options were awarded to Messrs. Greene and Reedy (under the 1995 Stock Plan) as a result of the Compensation Committee's decision to recognize operating results of 1997 and provide additional long-term performance incentives to these individuals.

(7) The non-qualified stock options granted to each named executive in January, 1998 for 1997 performance will become fully exercisable after three years. If a participant terminates service prior to the end of these vesting periods for reasons other than death, permanent disability or retirement, the options and all associated rights are forfeited and returned to EVEREN. Certain provisions exist for acceleration of vesting for various change of control scenarios.

(8) The amounts reported in this column for 1997 include the amounts of employer contributions allocated to the accounts of the named executives under EVEREN's KSOP and Supplemental Deferred Compensation Plans. For 1996, amounts reported in this column reflected the one-time payment of the special KSOP loan payoff bonus provisions of Messrs. Boris and McConahey's 1995 Employment Agreements.

                             OPTION GRANTS IN 1997

                                                           INDIVIDUAL GRANTS
                                               ------------------------------------------
                                                                 % OF TOTAL
                                                                   OPTIONS
                                               NUMBER OF SHARES  GRANTED TO
                                                  UNDERLYING      EMPLOYEES   EXERCISE OR                GRANT DATE
                                      GRANT        OPTIONS        IN FISCAL   BASE PRICE   EXPIRATION     PRESENT
               NAME                   DATE     GRANTED(#)(1)(2)    YEAR(3)     ($/SH)(4)      DATE        VALUE(5)
----------------------------------  ---------  ----------------  -----------  -----------  -----------  ------------
James R. Boris....................     2/7/97        300,000          28.6%    $ 23.8125       2/7/07   $  3,896,831
                                      1/20/98         56,675           5.4%      44.1100      1/20/08      1,363,685

Stephen G. McConahey..............     2/7/97        200,000          19.1%    $ 23.8125       2/7/07      2,597,887
                                      1/20/98         29,755           2.8%      44.1100      1/20/08        715,949

David M. Greene...................    1/20/98         25,000           2.4%    $ 44.1100      1/20/08        601,537
                                      1/20/98          8,855           0.8%      44.1100      1/20/08        213,064

Thomas R. Reedy...................    1/20/98         25,000           2.4%    $ 44.1100      1/20/08        601,537
                                      1/20/98          4,070           0.4%      44.1100      1/20/08         97,930

---------

(1) Options granted January 20, 1998 at $44.11 were made in accordance with the voluntary option purchase provision and excess bonus provision of the 1996 Restricted Stock Incentive Plan. Options granted to Messrs. Greene and Reedy were made in accordance with the Compensation Committee's decision to recognize 1997 operating results of these two individuals as well as provide additional long-term incentives to these executives.

(2) Options awarded on February 7, 1997 to Messrs. Boris and McConahey were subject to five-year cliff vesting in accordance with the Compensation Committee's desire to provide long-term incentive opportunities to these executives. These options also contained accelerated vesting if certain performance thresholds were met. The remaining options reported in this table are subject to certain service-based, scheduled vesting whereby one-third of the shares become eligible for vesting on each anniversary of the date of the grant.

    The options disclosed in this table, if not fully exercised, automatically become fully exercisable upon a "change of control" of EVEREN, as defined in the award documents and provisions of the 1995 Stock Plan and 1996 Restricted Stock Incentive Plan.

(3) For 1997, based on 1,048,770 shares.

(4) For February 7, 1997, the $23.8125 option price assigned by the Compensation Committee was the average of the high and low trading price for one share of stock on February 7, 1997, the meeting date when the Compensation Committee approved the grant. For January 20, 1998, the $44.11 option price was determined from the average closing price of the ten consecutive trading days ending January 15, 1998 in accordance with the 1996 Restricted Stock Incentive Plan.

(5) Reflects the value of option grants using a modified Black-Scholes option pricing model. The assumptions used for the variables in the model were: 27% volatility; 7.0% risk free rate of return; a 0.23% dividend yield (which was the dividend yield as of the date of the grants); and a 10-year option term (which is the term of the option when granted). The actual gain executives may realize on the option grants will depend on the future price of the Common Stock and cannot be accurately forecast by any option pricing model.

                      AGGREGATED OPTION EXERCISES IN 1997
                       AND OPTION VALUES AT YEAR-END 1997

                                                                                    NUMBER OF       VALUE OF UNEXERCISED IN-
                                                                               UNEXERCISED OPTIONS    THE-MONEY OPTIONS AT
                                                                                 AT FY-END(#)(1)          FY-END($)(2)
                                            SHARES ACQUIRED        VALUE          EXERCISABLE/            EXERCISABLE/
                  NAME                      ON EXERCISE(#)      REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
-----------------------------------------  -----------------  ---------------  -------------------  ------------------------
James R. Boris...........................         --                --            300,000/178,987   $   7,106,250/$4,327,367
Stephen G. McConahey.....................         --                --            200,000/105,091        4,737,500/2,723,212
David M. Greene..........................         --                --                  0/ 83,171                0/1,805,170
Thomas R. Reedy..........................         --                --                  0/ 77,300                0/1,760,807
Stanley R. Fallis........................         --                --                  0/ 44,000                0/1,499,143

---------

(1) Includes options granted on January 20, 1998 under the 1995 Stock Plan and the 1996 Restricted Stock Incentive Plan for 1997 performance.

(2) Based on the last sale price of Common Stock of $47.50 at December 31, 1997 if less, and the respective exercise price of these options.

                             EMPLOYMENT AGREEMENTS

    EVEREN has entered into employment agreements with nine of its current senior executives (each a "Senior Executive"), including each of Messrs. Boris, McConahey, Fallis, Greene and Reedy, that provide for them to be employed as executive officers of EVEREN. The following is a summary of the main features of the employment agreements.

    The employment agreements provide for each Senior Executive to receive a base salary and annual bonus (as a percentage of base salary) based principally on EVEREN's achievement of such performance standards as the Board of Directors may determine. The Board of Directors has the right to increase such base salaries and annually reviews and re-establishes bonus levels for the following year. Certain portions of such bonuses may be paid in restricted stock or other securities of EVEREN subject to applicable vesting requirements as the Board of Directors may determine.

    Pursuant to the employment agreements, the Senior Executives are employed at will. However, if EVEREN were to terminate a Senior Executive other than for Cause (as defined), or if a Senior Executive were to resign his or her employment for Good Reason (as defined), the Senior Executive would be entitled to receive a severance payment (in lieu of any benefits to which he or she might otherwise be entitled under any severance or similar plan or program of EVEREN) as follows:

    Messrs. Boris and McConahey would be entitled to receive a severance payment equal to the sum of (i) two times their annual base salary plus two times their target bonus at the time of such termination; plus (ii) a pro rata target bonus for the year in which such termination takes place; plus (iii) any unpaid annual bonus attributable to any prior year, provided that for such purposes Mr. Boris' target bonus will be not less than 200% of his base salary and Mr. McConahey's target bonus will be not less than 150% of his base salary.

    Each of the other Senior Executives would be entitled to receive an amount equal to the sum of (i) twelve months' base salary as of the date of the Senior Executive's termination (or as of any date within the preceding twelve months, if higher); provided, however, that if the Senior Executive has completed more than twelve years of service with EVEREN, the Senior Executive shall receive one additional month of base salary for each year of service in excess of twelve years not to exceed a total of twenty-four months' base salary; plus (ii) the Senior Executive's target bonus at the date of such termination; plus (iii) a pro-rated target bonus for the year in which the termination occurs; plus (iv) any unpaid bonus attributable to the preceding year.

    If any Senior Executive's employment is terminated by EVEREN other than for Cause or is terminated by the Senior Executive for Good Reason or is terminated due to the Senior Executive's death, any stock options, restricted stock or other equity interests in EVEREN's stock previously granted to the Senior Executive shall become fully vested on the Senior Executive's termination date provided that such accelerated vesting is not prohibited by law.

    If Mr. Boris' or Mr. McConahey's employment is terminated by that Senior Executive for Good Reason or by EVEREN other than for Cause within two years following a Change of Control (as defined), or if Mr. Boris' or Mr. McConahey's employment is terminated by EVEREN other than for Cause prior to a Change of Control involving the acquisition of the Company and the termination is made at the request of the buyer, EVEREN will pay an amount equal to the sum of (i) three years' base salary as of the date of such termination (or as of any date within the preceding twelve months, if higher); plus (ii) three times their respective maximum bonus at the date of such termination, provided that for such purposes, Mr. Boris' maximum bonus will be not less than 400% of his base salary and Mr. McConahey's maximum bonus will be not less than 300% of his base salary; plus (iii) a pro-rated target bonus for the year in which the termination occurs; plus (iv) any unpaid annual bonus attributable to the preceding year. In addition, Mr. Boris and Mr. McConahey are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Internal Revenue Code of 1986 (the "Code") if any of the payments listed in this paragraph are classified as an "excess parachute payment" as defined in Section 280G of the Code.

    If any of the other Senior Executives' employment is terminated by that Senior Executive for Good Reason or by EVEREN other than for Cause within two years following a Change of Control, or if any of the other Senior Executives' employment is terminated by EVEREN other than for Cause prior to a Change of Control involving the acquisition of EVEREN and the termination is made at the request of the buyer, EVEREN will pay to that Senior Executive an amount equal to the sum of (i) two years' base salary as of the date of that Senior Executive's termination (or as of any date within the preceding twelve months, if higher); plus (ii) two times that Senior Executive's maximum bonus at the date of such termination; plus (iii) a pro-rated target bonus for the year in which the termination occurs; plus (iv) any unpaid annual bonus attributable to the preceding year. In addition, the other Senior Executives are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Code if any of the payments listed in this paragraph are classified as an "excess parachute payment" as defined in Section 280G of the Code.

    In the case of death, the Senior Executive's estate would receive payments under the employment agreements of an amount equal to three months' base salary (six months in the case of Messrs. Boris and McConahey) plus a pro-rated target bonus through the date of death.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed entirely of four outside directors who are not now, and have never been, officers of the Company. The Compensation Committee is responsible for administering all of the Company's employee benefit and compensation plans. The Compensation Committee establishes corporate policies and practices with respect to the compensation of senior management, officers and other employees of the Company, including salary, cash incentives, long term incentive compensation, stock purchase and other equity ownership plans and makes grants under such plans. No member of this committee may receive an award or payment under any employee plan. The following report summarizes the Company's executive compensation philosophy and discusses the factors considered by the Compensation Committee when determining the compensation of EVEREN's Chief Executive Officer and other executive officers for its 1997 fiscal year.

EXECUTIVE COMPENSATION OVERVIEW

    As the Company continues to grow, it is important that the Company's employee and executive compensation be designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short-term and long-term profitability, growth and return to stockholders. To support the Company's long-term plans, it is also important that the executive compensation programs are structured in a manner that is flexible and reflects the mix of individual performance, operating unit performance and overall Company performance. Finally, the Compensation Committee believes the Company's various broad-based employee stock ownership plans are critical to foster a culture that encourages long-term performance.

    In the Fall of each year, the Compensation Committee conducts a review of the Company's executive compensation programs to ensure that such plans are consistent with the Company's short and long term business plans as well as responsive to any changes in laws and regulations which may impact compensation plans. In this analysis, the Compensation Committee reviews commercially-available surveys and peer company proxy statements assembled and summarized by Company staff and, when necessary, third-party compensation consultants. The ongoing review of compensation data ensures that total compensation levels are appropriate, competitive and performance based.

    Finally, the Company's executive compensation programs are reviewed to ensure they contain the appropriate balance between cost and tax effectiveness to the Company and the individual executive.

ELEMENTS OF EXECUTIVE COMPENSATION

    The Company's executive compensation program consists of four elements: base salary, annual incentive awards, long term incentive awards and benefits/perquisites.

  BASE SALARIES.

    To verify that total compensation levels are appropriate and competitive, the Compensation Committee reviews commercially available compensation surveys and proxy statements of other securities brokerage companies, many of which are included in the performance graph. Since the Compensation Committee reviews total compensation levels of its executives, the Compensation Committee does not believe that it is appropriate compensation philosophy to establish a separate policy for executive officers' base salaries. By design, however, base salaries reflect the smallest component of the Company's executive compensation programs.

    The base salaries of the Company's executive officers are reviewed every twenty four months, with any adjustments becoming effective January 1. Adjustments to base salaries are determined by the Compensation Committee after considering the Company's and the executive's performance, relevant labor market adjustments, as well as the Company's ability to adjust base salaries. No adjustments to base salaries for the named executives occurred in 1997.

  ANNUAL INCENTIVE COMPENSATION.

    The annual incentive compensation opportunity established for each executive is designed to improve the Company's annual operating performance by rewarding the achievement of progressively more challenging annual performance objectives. Annual bonuses are awarded in accordance with the Company's Senior Management Incentive Compensation Plan (the "SMICP"), which was approved by shareholders at the May, 1997 annual meeting.

    Under the SMICP, various strategic goals are established at the beginning of the year for EVEREN and for each operating unit, as a basis for achieving bonus awards. The annual bonus opportunity for each executive officer is stated as a "minimum", "target" and "maximum" percent of his/her base salary, with a maximum bonus payment of $5,000,000 to any one participant. To determine the amount of any annual bonus opportunity the executive shall be eligible to receive, the Compensation Committee will (a) assign the relative importance of each objective to the achievement of such bonus opportunity, (b) certify performance achieved against each performance objective, and (c) consider (a) and (b) to determine what portion, if any, of the executive's maximum bonus opportunity to pay.

    Certain portions of such annual bonuses may be paid in restricted stock or other securities of EVEREN, subject to applicable vesting requirements, as the Compensation Committee may determine.

  LONG TERM INCENTIVES.

    Subject to the general eligibility and vesting provisions of the 1995 Stock Plan and the 1996 Restricted Stock Incentive Plan, and the availability of shares of Common Sock reserved under those plans, each executive may receive a periodic award of Common Stock to more closely align management's interests with stockholders, as well as pay a meaningful portion of annual incentive compensation in the form of EVEREN Common Stock. In 1997, the Compensation Committee made an award of non-qualified stock options to Messrs. Boris, McConahey, Greene and Reedy.

    1995 STOCK PLAN. Under this plan, the executive may receive a long term incentive award in the form of restricted stock, stock options, stock appreciation rights, phantom stock or performance units. The size and eligibility of any such award will reflect the Compensation Committee's judgment as to the level of contribution the executive may make to creating long term stockholder value.

    1996 RESTRICTED STOCK INCENTIVE PLAN. Under the provisions of the Restricted Stock Incentive Plan, as Amended and Restated effective as of May 6, 1997 (the "Restricted Stock Plan"), twenty five percent (25%) of each executive's annual incentive compensation is automatically paid in the form of restricted Common Stock. The restricted stock is awarded at eighty percent (80%) of the average closing price of the ten consecutive trading days ending January 15 of the year following the calendar year to which the bonus relates. Vesting in the restricted Common Stock occurs ratably over a three-year period. Any executive receiving an award of restricted Common Stock under this plan may voluntarily elect to purchase shares of Common Stock under a non-qualified stock option grant. If the participant voluntarily elects to exchange restricted shares for a non-qualified stock option, the executive receives an option on $5.00 worth of stock for each $1.00 of bonus compensation deferred.

    Executives may also elect to defer up to an additional 25% of their annual incentive bonus under the "excess bonus" provision of the Restricted Stock Plan. If an executive elects this provision, they automatically receive a grant of non-qualified stock options at a rate of $5.00 worth of stock for each $1.00 of bonus compensation deferred. The exercise price for the non-qualified stock option is the average closing price of the ten consecutive trading days ending January 15 of the year following the calendar year to which the bonus relates.

    Vesting for all non-qualified stock options occurs on a scheduled basis, with one third of the shares becoming exercisable on each of the first three anniversaries of the award. The non-qualified stock options have a ten-year term, with plan provisions for protection of rights under normal retirement and accelerated vesting upon change in control, death, or disability.

  BENEFITS/PERQUISITES.

    The Compensation Committee reviews, from time to time, the appropriateness of providing certain benefits and perquisites to executive officers. Executives currently participate in the EVEREN 401(k) and Employee Stock Ownership Plan, its Supplemental Deferred Compensation Plan and are provided with certain expense account allowances, tax and financial planning services and other special liability insurance.

    401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN. EVEREN maintains the 401(k) and Employee Stock Ownership Plan (the "KSOP"), which is qualified under Section 401 of the Internal Revenue Code of 1986 (the "Code"). For 1997, executives elected to participate in the KSOP by deferring up to 10% (limited to $9,500) of the first $160,000 of eligible compensation. For 1997, EVEREN matched 50% on the first five percent (5%) of employee contributions in the form of EVEREN Common Stock priced at fair market value.

    SUPPLEMENTAL DEFERRED COMPENSATION PLAN. The Company established the Supplemental Deferred Compensation Plan (the "Supplemental Plan") to provide compensation deferral opportunities to certain participants in the KSOP whose benefit in the KSOP is subject to limitations imposed by the Code. Employee and employer-matching contributions to the Supplemental Plan are the same as the KSOP, but without regard to limitations placed on certain highly compensated employees under the Code. Employer matching contributions are credited to a deferred compensation account maintained on the books of the Company. As an unfunded and unsecured promise to pay certain benefits in the future, the payments to participants (or his/her designated beneficiary or any other beneficiary) under the Supplemental Plan are made from the general assets of the Company.

PROCEDURES FOR THE CHIEF EXECUTIVE OFFICER'S 1997 COMPENSATION

    BASE SALARY. The Compensation Committee considered Mr. Boris' total compensation opportunities at the beginning of the fiscal year and determined not to make any adjustments to Mr. Boris' base salary.

    OBJECTIVE PERFORMANCE GOALS ESTABLISHED FOR 1997. In accordance with the SMICP, and prior to the beginning of the 1997 fiscal year, the Compensation Committee established seven performance objectives (consolidated net income, return on equity, compensation and benefit expenses as a percent of net revenue, relative increase in fee revenues as a percent of fixed expense, relative performance to peer group companies' return on net revenue, non-money market assets attributed to Mentor, Inc. Funds, and relative increase in client assets under management) for Mr. Boris in order to reward achievements which would increase the Company's strategic and operating performance.

    DETERMINING MR. BORIS' 1997 ANNUAL INCENTIVE AWARD. Throughout the 1997 fiscal year, the seven objective performance goals allowed the Compensation Committee to monitor the performance of Mr. Boris and the Company. At the end of the 1997 fiscal year, the Compensation Committee reviewed the Company's strategic and operating results and certified performance achieved on each pre-established goal. Based on the results achieved, as well as the incentive opportunities the Compensation Committee established under the SMICP for Mr. Boris at the beginning of the fiscal year, the Compensation Committee determined that Mr. Boris should receive the maximum incentive award of 400% of his 1997 base salary, or $2,000,000.

    In accordance with the terms of the Restricted Stock Plan, Mr. Boris was required to defer 25% of the 1997 annual incentive award in shares of restricted Common Stock. In addition to the mandatory deferral of his 1997 cash bonus, Mr. Boris made a voluntary election to defer an additional 25% of his annual cash bonus under the "excess bonus" provisions of the Restricted Stock Plan to replace current cash compensation with a grant of a non-qualified stock option.

    As a result of his participation elections in the Restricted Stock Plan, Mr. Boris voluntarily exchanged $1,000,000 of his 1997 bonus for 14,170 shares of restricted Common Stock and a grant of a non-qualified stock option to acquire 56,675 shares of Common Stock. These shares are subject to the normal service-based vesting and other provisions of the Restricted Stock Plan.

    LONG TERM INCENTIVE AWARDS. In order to link Mr. Boris' interests with the long-term performance of the Company, as well as to provide Mr. Boris with beneficial ownership opportunities at a level closer to the beneficial ownership of other executives at competitor organizations, the Compensation Committee issued a non-qualified stock option to Mr. Boris to acquire 300,000 shares of Common Stock. The terms of the grant provided for vesting following completion of the fifth anniversary of the award and an acceleration of vesting should a share of Common Stock trade for more than $40 for a 30 consecutive day period.

COMPLIANCE WITH SECTION 162(m)

    Section 162(m) of the Code establishes a limit on corporate deductions of $1,000,000 for compensation paid to any executive. This limit is eliminated if certain conditions are met. Because the annual incentive awards paid to EVEREN executives were determined in accordance with the SMICP (approved by stockholders at the 1997 Annual Meeting of Stockholders), the Compensation Committee believes the compensation paid will meet the criteria for deductibility pursuant to Section 162(m) of the Code.

                                          THE COMPENSATION COMMITTEE

                                          William T. Esrey, Chairman
                                          Jack Kemp
                                          Homer J. Livingston, Jr.
                                          William C. Springer

                               PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on EVEREN's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and an index prepared by EVEREN using firms included in the Financial Services Analytics' Composite Brokerage Stock Index. The graph assumes a $100 investment made on October 8, 1996 (the date EVEREN's Common Stock was first publicly traded) and reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            EVEREN CAPITAL    OTHER BROKERAGE FIRMS    S&P 500
10/8/96              $100.00                 $100.00    $100.00
12/31/96             $121.46                 $112.51    $105.86
3/31/97              $110.39                 $114.91    $108.70
6/30/97              $170.52                 $152.52    $127.67
9/30/97              $222.62                 $195.19    $137.22
12/31/97             $260.86                 $214.00    $141.16

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee was an officer or employee of EVEREN or any of its subsidiaries, and no "compensation committee interlocks" (as defined by the Securities and Exchange Commission) existed during the last fiscal year.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to beneficial ownership of EVEREN's Common Stock as of March 16, 1998 by (i) each named executive officer, (ii) each holder of more than five percent of EVEREN's Common Stock and (iii) all director-nominees and all current directors and executive officers as a group.

                                                     NUMBER OF SHARES OF
                                                        COMMON STOCK        PERCENTAGE OF SHARES
                                                     BENEFICIALLY OWNED        OF COMMON STOCK
     NAME AND ADDRESS OF BENEFICIAL OWNER(1)               (2)(3)            BENEFICIALLY OWNED
-------------------------------------------------  -----------------------  ---------------------
James R. Boris...................................          622,868(4)(5)(6)             3.5%
Stephen G. McConahey.............................          422,230(7)(8)                2.3%
William T. Esrey.................................            4,866                        *
Donald P. Jacobs.................................                0                        *
Jack Kemp........................................              904                        *
Homer J. Livingston, Jr..........................            9,179                        *
Samuel K. Skinner................................              500                        *
William C. Springer..............................            4,531                        *
Donna F. Tuttle..................................                0                        *
David M. Greene..................................           63,862(9)                     *
Thomas R. Reedy..................................           54,909                        *
Stanley R. Fallis................................           45,390                        *
Chase Manhattan Bank, not in its individual or
  corporate capacity but solely as trustee of the
  KSOP, 770 Broadway - 10th Floor New York, NY
  10003..........................................       10,118,155                     56.3%
All director-nominees, directors and executive
  officers as a group (17 persons, including the
  above).........................................        1,381,450                      7.7%

---------

   *Less than 1% of the shares outstanding.

(1) Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o EVEREN Capital Corporation, 77 West Wacker Drive, Chicago, Illinois 60601

(2) Included in the shares noted above as being beneficially owned by EVEREN's executive officers are the following shares that are owned of record by Chase Manhattan Bank as trustee of the KSOP: Mr. Boris, 37,610 shares; Mr. McConahey, 35,507 shares; Mr. Greene, 34,736 shares; Mr. Reedy, 28,508 shares; Mr. Fallis, 21,591 shares; and all executive officers as a group, 214,895 shares. These shares are also included in the number of shares shown above as being beneficially owned by Chase Manhattan Bank and are subject to the voting arrangement described below.

(3) Includes shares that may be acquired presently or within 60 days after March 16, 1998 by exercise of stock options as follows: Mr. Boris (313,270 shares), Mr. McConahey (206,362 shares), Mr. Esrey (375 shares), Mr. Livingston (375 shares), Mr. Springer (375 shares), Mr. Greene (5,272 shares), Mr. Reedy

    (4,910 shares), Mr. Fallis (4,666 shares), and all directors and executive officers as a group (545,768 shares).

(4) Includes 1,400 shares held by Mr. Boris' wife and 1,000 shares held for the benefit of two children.

(5) Does not include 12,500 shares held by a private charitable foundation over which Mr. Boris has voting and investment discretion. These shares are noted pursuant to the requirements of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Boris disclaims any beneficial interest in these shares.

(6) Includes 219,281 shares held by a family limited partnership of which Mr. Boris, his wife and an "S" corporation owned by Mr. Boris' four children are general partners and of which Mr. Boris, his wife and Mr. Boris' four children are limited partners. Mr. Boris disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited partnership.

(7) Includes 750 shares held for the benefit of Mr. McConahey's children.

(8) Does not include 9,108 shares held by a private charitable foundation over which Mr. McConahey has voting and investment discretion. These shares are noted pursuant to the requirements of Rule 13d-3(d)(1) under the Exchange Act. Mr. McConahey disclaims any beneficial interest in these shares.

(9) Includes 10,589 shares held by Mr. Greene's wife.

    The shares of Common Stock referenced above as being beneficially owned by Chase Manhattan Bank are specifically allocated to participants' accounts in the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (the "KSOP"). Participants in the KSOP who receive this Proxy Statement in their capacity as participants in the KSOP will receive a voting instruction form in lieu of a proxy, which will allow them to direct the voting of the shares of Common Stock allocated to their KSOP accounts. If a participant fails to direct Chase Manhattan Bank (the "KSOP Trustee") as to how to vote the shares allocated to the participant's KSOP account, then the KSOP Trustee will vote those shares, together with unallocated shares, in the same proportion as the KSOP Trustee was directed by the other participants who gave voting directions. Notwithstanding the foregoing, however, the KSOP Trustee will in all cases exercise its independent judgment in voting shares of Common Stock if doing so is necessary to satisfy its ERISA fiduciary obligations.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires EVEREN's directors and executive officers and persons who own more than 10% of a registered class of EVEREN's equity security, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock. Based solely on review of the copies of such reports furnished to EVEREN or written representations that no other reports were required, EVEREN believes that, during the 1997 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    EVEREN, through one of its subsidiaries, extends credit as margin loans in the ordinary course of its business to certain directors, officers and employees of EVEREN, as well as to members of their immediate families. During 1997, there were outstanding balances for margin loans to some of these individuals. Such extensions of credit have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated third parties, and did not involve more than normal risk of collectibility or present other unfavorable features.

                                PROPOSAL NO. 2:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Deloitte & Touche LLP as independent accountants to examine the consolidated financial statements of EVEREN for the year ending December 31, 1998 and to perform other appropriate accounting services. This firm has served as EVEREN's independent accountants since October 1995.

    A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP as EVEREN's independent accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions and make statements if the representative so desires. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its appointment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS.

                                 OTHER BUSINESS

    As of March 31, 1998, the Board of Directors does not know of any other business to be acted upon at the meeting. However, if any matters other than those referred to above properly come before the meeting, the persons named in the proxy card intend to vote on such matters in accordance with their best judgment.

                               VOTING PROCEDURES

    It is intended that proxies solicited by the Board, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

    With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted.

    With the exception of the election of directors, which requires a plurality of the votes cast, EVEREN's By-laws provide that the affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of each proposal presented in this proxy statement. Abstentions and withheld votes will not be considered "votes cast" and will be excluded entirely from the vote and will have no effect.

    Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners, but are not permitted to vote on certain other matters in the absence of such instructions. The withholding of a vote on a matter by a broker who has not received instructions and is not otherwise permitted to vote on such matter is known as a "broker non-vote." Accordingly, broker non-votes will not be considered "votes cast" with respect to any matter to be considered at the Annual Meeting and will have no effect on the outcome of the vote on such matter.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the next annual meeting in 1999 should be directed to the corporate secretary of EVEREN and, according to EVEREN's By-laws, must be received by EVEREN no earlier than February 10, 1999 or later than March 12, 1999 for inclusion in the proxy statement and proxy card relating to that meeting.

                                          Janet L. Reali

                                          CORPORATE SECRETARY
                                          March 31, 1998

PROXY                                                                   PROXY

                         EVEREN CAPITAL CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James R. Boris, Janet L. Reali and Stanley R. Fallis, and each of them, each with full power to act without the others, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of EVEREN Capital Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, at the 1998 Annual Meeting of Stockholders to be held on May 11, 1998 or any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side. The proxies, in their discretion, may vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and on other matters which may properly come before the 1998 Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW AND AS RECOMMENDED BY THE BOARD OF DIRECTORS.

          PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                      EVEREN CAPITAL CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1. Election of Directors --
   NOMINEES: James R. Boris, William T. Esrey, Donald
   P. Jacobs, Jack Kemp, Homer J. Livingston, Jr.,
   Stephen G. McConahey, Samuel K. Skinner, William C.
   Springer and Donna F. Tuttle

            For         Withhold        For All
            All            All          Except the following nominee(s)
                                        (Write name below)
            / /            / /          / /

                                        -------------------------------------

2. Ratification of appointment of Deloitte & Touche LLP as independent accountants for 1998

              For          Against       Abstain
              / /            / /           / /

3. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof

IMPORTANT -- This Proxy must be signed and dated below

                                               Dated:                   , 1998
                                                     -------------------

                                   Signature(s)
                                               -------------------------------

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Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.

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                           FOLD AND DETACH HERE

                          YOUR VOTE IS IMPORTANT.

       PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                        USING THE ENCLOSED ENVELOPE.